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                                                                    EXHIBIT 23.5

                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

Arthur Andersen
Chartered Accountants

20 Old Bailey
London
EC4M 7AN
England
21 May 2001